                                                                  EXHIBIT 10.21

                                                                  EXECUTION COPY





                                               June 16, 1997


                                  Iridium LLC
                     Senior Secured Interim Credit Facility
                               Commitment Letter


Iridium LLC
1401 H Street, N.W.
Suite 800
Washington, D.C. 20005
Attention:  Dr. Edward F. Staiano


Ladies and Gentlemen:

                 You have advised The Chase Manhattan Bank ("Chase"), Chase Securities Inc. ("CSI") and BZW ("BZW"), the investment banking division of Barclays Bank PLC ("Barclays"), that Iridium LLC, a Delaware limited liability company (the "Borrower"), is seeking to raise senior secured bank financing for the purpose of financing a portion of the costs of construction, installation and completion of a global wireless, satellite-based communications system
being developed by the Borrower (the "Project").   We refer to the Engagement
Letters, each dated April 12, 1996 (collectively, the "Engagement Letter"), pursuant to which CSI was appointed Global Financing Advisor and a Global Arranger and BZW was appointed co-Financing Advisor and a Global Arranger. For purposes of this letter, CSI is referred to as the "Global Financing Advisor" and "a Global Arranger" and BZW is referred to as the "co-Financing Advisor" and "a Global Arranger".

                 In that connection, you have requested that CSI acting in its capacity as Global Financing Advisor and a Global Arranger, and BZW, acting in its capacity as co-Financing Advisor and a Global Arranger, agree to structure, arrange and syndicate a senior secured interim credit facility in an aggregate principal amount of up to $750,000,000 (the "Credit Facility") and that Chase and Barclays each commit to provide $375,000,000 of the Credit Facility, that Chase serve as Administrative Agent for the Credit Facility and that BZW serve as Documentation Agent for the Credit Facility.


                              Commitment Letter

Iridium LLC                          - 2 -                         June 16, 1997


                 Each of CSI and BZW is pleased to advise you that it is willing to act as advisor and arranger for the Credit Facility. Furthermore, each of Chase and Barclays is pleased to advise you of its commitment to provide $375,000,000 of the required amount of the Credit Facility upon the terms and subject to the conditions set forth or referred to in this commitment letter (the "Commitment Letter") and in the Summary of Indicative Terms and Conditions attached hereto as Exhibit A (the "Term Sheet").

                 The Global Financing Advisor, jointly with BZW, intends to commence syndication efforts at such time as shall be agreed with you following the execution of this Commitment Letter, and you agree actively to assist the Global Financing Advisor and the co-Financing Advisor in completing a syndication satisfactory to them. The lenders for the Credit Facility (together with Chase and Barclays, the "Lenders") will be identified by the
Global Financing Advisor in consultation with you and BZW.   Such assistance
shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships, (b) direct contact between senior management and advisors of the Borrower and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with CSI and BZW, of one or more meetings of prospective Lenders.

                 It is agreed that Chase will act as the sole and exclusive Administrative Agent, that BZW will act as the sole and exclusive Documentation Agent, and that CSI and BZW will act as the sole and exclusive advisors and arrangers, for the Credit Facility, and each will, in such capacities, perform the duties and exercise the authority customarily performed and exercised by it in such roles. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet, the Fee Letter and the Other Fee Letters referred to below) will be paid in connection with the Credit Facility unless you and we shall so agree.

                 The Global Financing Advisor will coordinate jointly with BZW, and in conjunction with you, all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist the Global Financing Advisor and the co-Financing Advisor in the syndication efforts, you agree promptly to prepare and provide to each of them all information with respect to the Borrower and its subsidiaries, the Project and the other transactions contemplated hereby, including all financial information and projections (the "Projections"), as we may reasonably request in connection with the arrangement and syndication of the Credit Facility. You hereby represent and covenant that (a) all information, when taken as a whole, other than the Projections (the "Information") that has been or will be made available to Chase, CSI, Barclays or BZW by the Borrower or any of its representatives is or will be, when furnished, complete and correct in all material respects and
                              Commitment Letter

Iridium LLC                          - 3 -                         June 16, 1997

does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to Chase, CSI, Barclays or BZW by the Borrower or any of its representatives have been or will be prepared by the Borrower in good faith based upon assumptions which are believed by the Borrower to be reasonable at the time made and are disclosed to CSI and BZW with the Projections. You understand that in arranging and syndicating the Credit Facility we may use and rely on the Information and Projections without independent verification thereof.

                 As consideration for the commitment of each of Chase and Barclays hereunder and the agreement of each of CSI and BZW to perform the services described herein, you agree to pay or deliver, or cause to be paid or delivered, as the case may be, to Chase and Barclays the respective non-refundable fees and other compensation set forth in the Term Sheet, the Fee Letter from us to you dated the date hereof and delivered herewith (the "Fee Letter") and the separate fee letters, each dated the date hereof, between you and Chase and Barclays, respectively (collectively, the "Other Fee Letters").

                 The commitment of each of Chase and Barclays hereunder and the agreement of each of CSI and BZW to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries, taken as a whole, or the Project, (b) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions that, in the judgment of either Chase or Barclays, could materially impair the syndication of the Credit Facility, (c) Chase's and Barclay's satisfaction that, prior to and during the syndication of the Credit Facility, there shall be no competing issues of debt securities or commercial bank debt or other credit facilities of the Borrower and its subsidiaries being offered, placed or arranged (other than senior unsecured notes of up to $1,250,000,000 in gross proceeds), (d) the negotiation, execution and delivery on or before September 30, 1997 of definitive documentation with respect to the Credit Facility satisfactory to the Global Arrangers and their counsel and (e) the other conditions set forth or referred to in the Term Sheet. The terms and conditions of the commitment of each of Chase and Barclays hereunder and of the Credit Facility are not limited to those set forth herein and in the Term Sheet. Those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of you, Chase, CSI, Barclays and BZW.

                 You agree (a) to indemnify and hold harmless Chase, CSI, Barclays, BZW and their respective affiliates, officers, directors, employees, advisors, and agents (each, an "indemnified person") from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Credit Facility, the use of the proceeds thereof, the Project or any related
                              Commitment Letter

Iridium LLC                          - 4 -                         June 16, 1997

transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person, and (b) to reimburse Chase, CSI, Barclays, BZW and their respective affiliates on demand for all reasonable out-of-pocket expenses (including due diligence expenses, syndication expenses, consultant's fees and expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Credit Facility and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter, the Other Fee Letters and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No indemnified person shall be liable for any indirect or consequential damages in connection with its activities related to the Credit Facility.

                 This Commitment Letter shall not be assignable by you without the prior written consent of Chase, CSI, Barclays and BZW (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, Chase, CSI, Barclays and BZW. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter, the Engagement Letters (and the fee letters relating thereto), the Fee Letter and the Other Fee Letters are the only agreements that have been entered into among us with respect to the Credit Facility and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                 This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet, the Fee Letter and the Other Fee Letters nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your members, directors, officers, agents and advisors who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof), provided that the foregoing restrictions shall cease to apply (except in respect of the Fee Letter, the Other Fee Letters and their respective terms and substance) after this Commitment Letter has been accepted by you. If you make or permit any such disclosure in violation of this paragraph, you shall be deemed to have accepted and agreed to this letter, the Fee Letter and the Other Fee Letters and be obligated to us as provided herein and therein.
                              Commitment Letter

Iridium LLC                          - 5 -                         June 16, 1997

                 The Global Financing Advisor and co-Financing Advisor shall have the right to review and approve all public announcements and filings made by you or your affiliates relating to the Project or the other transactions contemplated hereby that refer to the Credit Facility or to Chase or CSI or Barclays or BZW, respectively, or the other lenders before they are made (such approval not to be unreasonably withheld or delayed).

                 The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter and the Other Fee Letters shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitment of each of Chase or Barclays hereunder.

                 If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet, the Fee Letter and the Other Fee Letters by returning to us executed counterparts hereof and thereof, together with the amounts agreed upon pursuant to the Fee Letter and the Other Fee Letters to be payable to the respective party upon the acceptance hereof, not later than 5:00 p.m., New York City time, on June 17, 1997. The commitment of each of Chase and Barclays and the agreement of each of CSI and BZW herein will expire at such time in the event Chase and Barclays have not received such executed counterparts and such amounts in accordance with the immediately preceding sentence.

                              Commitment Letter

Iridium LLC                          - 6 -                         June 16, 1997


                 Chase, CSI, Barclays and BZW are pleased to have been given the opportunity to assist you in connection with this important financing.


                                        Very truly yours,

                                        THE CHASE MANHATTAN BANK


                                        By:
                                           --------------------------
                                           Name:
                                           Title:

                                        CHASE SECURITIES INC.


                                        By:
                                           --------------------------
                                           Name:
                                           Title:


                                        BARCLAYS BANK PLC


                                        By:
                                           --------------------------
                                           Name:
                                           Title:


                                        BZW, a division of
                                        BARCLAYS BANK PLC


                                        By:
                                           --------------------------
                                           Name:
                                           Title:


                              Commitment Letter

Iridium LLC                          - 7 -                         June 16, 1997


Accepted and agreed to
as of the date first
written above by:

IRIDIUM LLC


By:
   -------------------------
   Name:
   Title:

                              Commitment Letter

                                   APPENDIX A

          CONDITIONS PRECEDENT FOR AVAILABILITY UNDER THE $750,000,000 SENIOR SECURED INTERIM CREDIT FACILITY (THE "INTERIM FACILITY")


The conditions precedent to availability of funding under the Interim Facility fall into two areas, regulatory and technical. Availability under the Interim Facility will occur during the following three stages:

Stage 1:         January 1, 1998 ($350 million)
Stage 2:         April 1, 1998   ($200 million)
Stage 3:         August 1, 1998  ($200 million)

If Iridium and its contractors satisfy all conditions precedent to funding for a particular stage, amounts up to the specified amount for such stage can be drawn down in one or more borrowings. All conditions precedent are treated on a cumulative basis within each stage. The dates specified above are the dates by which it is anticipated that such conditions will be satisfied.

The three stages above are tied to certain planned regulatory accomplishments and the timing of specific milestones within various project contracts. Examples of such contracts include the Space System Contract, the Terrestrial Network Development Contract, and billing system, ICRS interworking unit,
control system and other contracts.   The Lenders' Technical Advisor, Arthur D.
Little, Inc., has divided the technical milestones into seven categories within each of the three stages. Specific milestones/technical tests (described as "phase tests") are discussed below within each stage.

The following paragraphs detail the specific regulatory and technical conditions precedent that are required to be satisfied in order to draw funds under the Interim Facility at each stage.

STAGE 1 - $350 MILLION AVAILABILITY ON OR ABOUT JANUARY 1, 1998


Regulatory Conditions Precedent:

Iridium will need to obtain regulatory approvals from those jurisdictions that would account for at least 33% of the estimated revenues in the bank base case.

Regulatory approvals are defined as:

a. receipt of regulatory approvals that have been reviewed and deemed valid by legal counsel or have met other satisfactory eligibility criteria (to be determined), taking into account allowance for timely ISU and MTD (as defined below) type approvals as required; and

b. execution of satisfactory roaming agreements and service provider agreements (including pricing and terms), pursuant to which Iridium may offer cellular roaming service and will have a national sales distribution for IRIDIUM services with "qualified" service providers (defined as PTTs, national cellular operators, and any other entity acceptable to the Lenders).


Technical Conditions Precedent:

Category 1       Constellation Implementation

Milestones 38-39 have been successfully achieved in the Space System Contract.

There are at least 33 operational satellites in mission orbit, and the following specific tests (details of which can be found within the Satcom test documentation) have been successfully completed:

         Phase 0 Testing:                  First Flight  -- Basic command and
                                           control of satellites demonstrated,
                                           including successful testing of
                                           secondary and feeder links

         Phase B Testing:                  L-Band capability demonstrated,
                                           allowing on-orbit testing of L-Band
                                           functionality and performance, and
                                           hand-offs between beams and channels
                                           in a satellite

         Phase A/C Testing:                Satellite cross-link, feeder-link
                                           and routing are functional and
                                           successfully tested.

         Phase D/E Testing:                Demonstration that the Iridium
                                           Subscriber Unit (ISU) can establish
                                           a voice call through the
                                           constellation and hold a
                                           conversation (basic telephony) with
                                           an engineering gateway, and that the
                                           IRIDIUM system can also support
                                           cross-link and hand-offs between
                                           satellites.

Attachment 1 provides a graphical presentation of the "phase tests" embodied within this category.


Category 2                Gateway Implementation

Milestones 4-5 have been successfully achieved in the Terrestrial Network Development Contract.

Gateway designs are verified with release 1.0 hardware and software in an engineering gateway.

Release 1.0 hardware is installed and operating using test software in the Iridium North America (INA) Gateway.


Category 3                Systems Control Segment

The Master Control Facility is fully operational for satellite launch and control using version 3.5 of system control software.


Category 4                Iridium Business Support Systems (IBSS)

Version 1.0 of the IBSS (comprising IBS 1.0 and GBS 0.9), supporting basic telephony services, has been developed and product tested.


Category 5                Iridium Interoperability Unit (IIU)

IIU 2.0 acceptance test successfully completed at Aldiscon Lab.

Category 6                Iridium Subscriber Units (ISUs) and Message
                Termination Devices  (MTDs)

Prototype, non-miniaturized ISUs and MTDs are available for testing the IRIDIUM network.


Category 7                Voice, Messaging and ICRS Testing and Demonstration
                 Program

This category encompasses demonstrations of the release 1.0 of Iridium's basic service offerings -- voice telephony of adequate quality via satellite, as well as Iridium Cellular Roaming Services (ICRS).

Early-stage demonstration utilizing on-orbit satellites, an engineering gateway and prototype ISUs of satellite-based voice telephony including call set-up, satellite cross-links, and hand-offs between satellites. No interconnection between the engineering gateway and PSTN is required.

Early-stage, laboratory-based demonstration of messaging capability consisting of two parts: (1) the ability of an engineering gateway to accept and process messages up to the Message Termination Controller interface; and (2) the ability to deliver a simulated message from an on-orbit satellite to a prototype MTD. Neither of the above requires the use of the Message Termination Controller.

Simulations, updated as appropriate with pertinent test results, have been completed that demonstrate that the IRIDIUM network design provides planned level of capacity in accordance with the Iridium Business Plan.

STAGE 2 - $200 MILLION AVAILABILITY ON OR ABOUT APRIL 1, 1998


Regulatory Conditions Precedent:

Iridium will need to obtain regulatory approvals from those jurisdictions that would account for at least 50% of the estimated revenues in the bank base case.


Technical Conditions Precedent:


Category 1                Constellation Implementation

Milestone 42 has been successfully achieved in the Space System Contract.

There are at least 44 operational satellites in mission orbit, and the following specific test (details of which can be found within the Satcom test documentation) has been successfully completed:

         Phase F Testing:         There are multiple engineering gateways
                                  available for testing with network management functionality available.


Category 2                Gateway Implementation

Milestone 6 has been successfully achieved in the Terrestrial Network Development Contract.

At least three gateways are installed, functional and pass conditional acceptance for release 1.0 service.


Category 3                Systems Control Segment

The Master Control Facility integration and tests are successfully completed for all facility functions.


Category 4                Iridium Business Support Systems (IBSS)

Version 1.5 of the IBSS (comprising IBS 1.5 and GBS 1.0), supporting basic and planned supplementary telephony, messaging and ICRS services, has been successfully developed and product tested.

Category 5                Iridium Interoperability Unit (IIU)

IIU is installed, functional and successfully tested.


Category 6                Iridium Subscriber Units (ISUs) and Message
                 Termination Devices (MTDs)

Full functionality ISUs and MTDs are available for testing (miniaturization not required).


Category 7                Voice, Messaging and ICRS Testing and Demonstration
                 Program

Satellite-based voice telephony of adequate quality and messaging demonstrated utilizing on-orbit satellites, multiple gateways, and fully functional ISUs and MTDs (miniaturization not required).

Link margin level tests (i.e., strength of signal to the ISU/MTD from the satellite) have been successfully completed, and the results comply with specifications.

A successful ICRS demonstration of roaming among the IRIDIUM network, GSM and IS-41 protocol networks, using signalling network simulators, has been completed.

STAGE 3 - $200 MILLION AVAILABILITY ON OR ABOUT AUGUST 1, 1998


Regulatory Conditions Precedent:

Iridium will need to obtain regulatory approvals from those jurisdictions that would account for at least 66% of the estimated revenues in the bank base case.


Technical Conditions Precedent:


Category 1                Constellation Implementation

Milestones 46 and 47 have been successfully achieved in the Space System
Contract.

The constellation is ready to support commercial service (at least 65 operational satellites in mission orbit), and the following specific tests (details of which can be found within the Satcom test documentation) have been successfully completed:

         Phase G Testing:         The Iridium network successfully interfaces
                                  with the Iridium Business System (record, rate & bill calls).

         Phase H Testing          The Iridium network can send and receive
                                  pages, as well as voice mailbox
                                  functionality. There is upgraded network management capability, as well as resource management capability for the paging function.


Category 2                Gateway Implementation

Milestones 7-9 have been successfully achieved in the Terrestrial Network Development Contract.

At least seven gateways are deployed and commissioned by Iridium (only four offering messaging services).


Category 3                Systems Control Segment

The Systems Control Segment, including the Backup Control Facility, is fully operational.

Category 4                Iridium Business Support Systems (IBSS)

IBSS is deployed and operational at the Master Control Facility (IBS) and the operational gateways (GBS).


Category 5                Iridium Interoperability Unit (IIU)

IIU interconnected and tested with at least one IS-41 and one GSM cellular network.


Category 6                Iridium Subscriber Units (ISUs) and Message
                 Termination Devices (MTDs)

Final manufacturable forms of the handset and pager (function and form) are available.


Category 7                Voice, Messaging and ICRS Testing and Demonstration
                 Program

Satellite-based voice telephony of adequate quality, satellite-based messaging with at least four gateways, and ICRS are fully functional.

Voice subscriber trials have commenced and are working satisfactorily.

Simulations, updated as appropriate with pertinent test results, have been completed that demonstrate that the IRIDIUM network as completed provides planned level of capacity in accordance with the Iridium Business Plan.


Attachment 2 is a chart that summarizes the regulatory and technical conditions precedent for the Interim Facility.

                                                                    ATTACHMENT 2


             TECHNICAL AND REGULATORY CONDITIONS PRECEDENT CHART


                                STAGE 1 TESTS/MILESTONES        STAGE 2 TESTS/MILESTONES        STAGE 3 TESTS/MILESTONES
          CATEGORY                (FIRST $350 MILLION)             (NEXT $200 MILLION)             (LAST $200 MILLION)
          --------                --------------------            --------------------             -------------------
 REGULATORY APPROVALS:                    33%                              50%                             66%

 TECHNICAL APPROVALS:

 1.     CONSTELLATION       Milestones 38 and 39 completed   Milestone 42 completed (per     Milestones 46 and 47 completed
        IMPLEMENTATION      (per SSC); at least 33           SSC); at least 44 operational   (per SSC); constellation ready
                            operational satellites in        satellites in mission orbit     to support commercial service
                            mission orbit                                                    (at least 65 operational
                                                                                             satellites in mission orbit)

                            Phase 0, B, D/E & A/C testing    Phase F testing completed       Phase G & H testing completed
                            completed

 2.     GATEWAY             Milestones 4 and 5 (per TNDC)    Milestone 6 completed (per      Milestones 7, 8 and 9 (per
        IMPLEMENTATION      completed; gateway design        TNDC); at least 3 gateways      TNDC) completed; at least 7
                            verified with release 1.0        installed, functional and pass  gateways deployed and
                            hardware and software in an      conditional acceptance for      commissioned (only 4 offering
                            engineering gateway; release     release 1.0 service             messaging services)
                            1.0 hardware installed and
                            operating using test software
                            in INA Gateway

 3.     SYSTEMS CONTROL     Master Control Facility for      Master Control Facility         Systems Control Segment,
        SEGMENT             satellite launch and control     integration and tests           including Backup Control
                            using version 3.5 of system      completed for all facility      Facility, fully operational
                            control software                 functions

 4.     IRIDIUM BUSINESS    IBSS version 1.0 developed and   IBSS version 1.5 successfully   IBSS deployed and operational
        SUPPORT SYSTEMS     product tested                   developed and product tested    at Master Control Facility and
        (IBSS)                                                                               operational gateways

 5.     IRIDIUM             IIU 2.0 acceptance test          IIU installed, functional and   IIU interconnected with at
        INTEROPERABILITY    successfully completed at        successfully tested at INA      least one IS-41 and one GSM
        UNIT (IIU)          Aldiscon lab                     Gateway                         cellular network

 6.     IRIDIUM             Prototypes, non-miniaturized     Full functionality subscriber   Final manufacturable forms of
        SUBSCRIBER UNIT     available for testing IRIDIUM    units available for testing     subscriber units (function and
        AND MESSAGE         network and applying for type    (miniaturization not required)  form) available
        TERMINATION DEVICE  approvals

 7.     VOICE, MESSAGING    Early demonstration of voice     Satellite-based voice           Satellite-based voice
        AND ICRS            telephony in a laboratory        telephony of adequate quality   telephony, satellite messaging
        TESTING AND         setting, including call set-up,  and messaging demonstrated      service with at least 4
        DEMONSTRATION       satellite cross-links, and       using on-orbit satellites,      gateways, and ICRS fully
        PROGRAM             hand-offs between satellites.    multiple gateways, and fully    functional
                            No interconnection between the   functional ISUs and MTDs
                            engineering gateway and PSTN is  (miniaturization not required)  Voice subscriber trials
                            required.                                                        commenced and working
                                                                                             satisfactorily

                            Early demonstration of           Link margin level tests         Simulations, updated as
                            messaging in a laboratory        completed for voice telephony   appropriate with pertinent
                            setting, consisting of two       and messaging, and results      test results, completed that
                            parts: (1) ability of an         comply with specifications      demonstrate that the IRIDIUM
                            engineering gateway to accept                                    network as completed provides
                            and process messages up to the   ICRS demonstration of roaming   planned level of capacity in
                            Message Termination Controller   among IRIDIUM system, IS-41     accordance with the Iridium
                            interface; and (2) ability to    and GSM protocol networks       Business Plan.
                            deliver a simulated message      using signalling network
                            from an on-orbit satellite to a  simulators
                            prototype MTD.  Neither of the
                            above requires the use of the
                            Message Termination Controller.

                            Simulations, updated as
                            appropriate with pertinent test
                            results, completed that
                            demonstrate that the IRIDIUM
                            network design provides planned
                            level of capacity in accordance
                            with the Iridium Business Plan.